Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Announces Pre-Orders for Residential Level 2 Electric Vehicle Chargers Have Begun on Amazon

Las Vegas, NV, January 14, 2021 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), began accepting pre-orders on Amazon.com for its ACECoolTM residential level 2 7kW single electric vehicle (“EV”) charger, on January 13, 2021. The wall mount charging system is compatible with all EVs that utilize the SAE J1772 connector, including all Tesla models with SAE J1772 adapters and can be installed in any residential house, garage or parking lot with a 240-volt power outlet. The Company issued a press release on October 16, 2020, stating that Coolisys envisioned this development occurring in early 2021.

Coolisys is encouraged by the interest in its residential EV chargers on Amazon.com and is in conversations with additional online retailers and distributors. The Company will continue to provide updates on key developments with potential channel partners as circumstances warrant.

Coolisys’ President and CEO, Amos Kohn said, “We are pleased to announce the Amazon pre-order launch of our residential EV wall mount charging system. Coolisys’ compact, space saving wall mount AC charging system is easy to install and uses advanced charging technology that provides highly efficient and reliable charging of electric vehicles. We believe our EV charger product line is well positioned to address the expected rapid expansion of infrastructure required to support broad adoption of electric vehicles globally.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich, and top-quality power products for mission critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense-aerospace, medical-healthcare, industrial-telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235